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EXHIBIT (11)

THE LINCOLN ELECTRIC COMPANY AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE

  (In thousands except per share data)

                                               Year Ended December 31
                                          1993          1992*        1991*
Primary:
 Average shares outstanding               10,852        10,790       10,790
                                        ========      ========     ========

 Income (loss) before cumulative
   effect of accounting change          $(40,536)     $(45,800)    $ 14,365
 Cumulative effect to January 1, 1993
   of change in method of accounting
   for income taxes                        2,468
                                        --------      --------     --------
 Net income (loss)                      $(38,068)     $(45,800)    $ 14,365
                                        ========      ========     ========

 Per share amounts:
   Income (loss) before cumulative
   effect of accounting change          $  (3.74)     $  (4.24)    $   1.33
 Cumulative effect to January 1, 1993
   of change in method of accounting
   for income taxes                          .23
                                        --------      --------     --------
 Net income (loss)                      $  (3.51)     $  (4.24)    $   1.33
                                        ========      ========     ========

Fully diluted:
 Average shares outstanding               10,852        10,790       10,790
 Dilutive stock purchase contracts
 --based on the treasury stock
 method using the higher of
 average or year-end market price
                                        --------      --------     --------
                                          10,852        10,790       10,790
                                        ========      ========     ========

Income (loss) before cumulative
   effect of accounting change          $(40,536)     $(45,800)    $ 14,365
 Cumulative effect to January 1, 1993
   of chnage in method of accounting
   for income taxes                        2,468
                                        --------      --------     --------
 Net income (loss)                      $(38,068)     $(45,800)    $ 14,365
                                        ========      ========     ========

 Per share amounts:
   Income (loss) before cumulative
   effect of accounting change          $  (3.74)     $  (4.24)    $   1.33
 Cumulative effect to January 1, 1993
   of change in method of accounting
   for income taxes                          .23
                                        --------      --------     --------
 Net income (loss)                      $  (3.51)     $  (4.24)    $   1.33
                                        ========      ========     ========

*Share and per share amounts have been adjusted for the ten-for-one stock split in 1993.
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